UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):

                               September 29, 2006


                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     001-31299                 65-0865171
         ------------           ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

                901 Yamato Road, Suite 110, Boca Raton, FL 33431
                ------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 561-322-1300
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Amendment of a Material Definitive Agreement

     On September 29, 2006, Medical Staffing Network, Inc. ("Medical Staffing Network"), an indirect wholly-owned subsidiary of Medical Staffing Network Holdings, Inc. (the "Company"), entered into an amended and restated credit agreement with the lenders from time to time listed on the signature pages thereto, the other credit parties named therein, General Electric Capital Corporation, as administrative agent and as a lender, and LaSalle Bank National Association (the "Amended and Restated Credit Agreement"), which amends its existing credit agreement, dated as of December 22, 2003. Medical Staffing Network is the borrower under the Amended and Restated Credit Agreement, which provides for a $40 million revolving credit facility, of which more than $20 million was undrawn on September 29, 2006. All of the indebtedness outstanding under the Amended and Restated Credit Agreement is guaranteed by the Company, Medical Staffing Holdings, LLC, a wholly-owned subsidiary of the Company and the parent of Medical Staffing Network, and each of Medical Staffing Network's subsidiaries.

     The revolving credit facility under the Amended and Restated Credit Agreement will mature on September 29, 2009. The interest rates per annum applicable to the loans outstanding under the Amended and Restated Credit Agreement will, at Medical Staffing Network's option, be equal to either a base rate or a LIBOR rate for one, two, three or six months, in each case plus an applicable margin percentage. The Amended and Restated Credit Agreement contains certain covenants that limit the ability of Medical Staffing Network, the Company and the subsidiaries of Medical Staffing Network to engage in certain actions. The Amended and Restated Credit Agreement contains customary events of default including, without limitation, the representations and warranties made in or in connection with the Loan Documents (as defined therein), prove to have been false in any material respect when made, the failure to make required payments, failure to comply with certain agreements or covenants, certain events of bankruptcy or insolvency, failure to pay certain judgments and in the event of a Change of Control (as defined therein). If such an event of default occurs, the lenders under the Amended and Restated Credit Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder.

     The above summary of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ending September 24, 2006.

Item 2.03 Creation of a Direct Financial Obligation

     The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01 Other Events

     On September 29, 2006, the Company issued a press release announcing the entry into the Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

     (d) Exhibits:

          99.1 Press Release dated September 29, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 29, 2006               MEDICAL STAFFING NETWORK HOLDINGS, INC.



                                       By: /s/ Kevin S. Little
                                           -------------------------------------
                                           Kevin S. Little
                                           President and Chief Financial Officer

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                                  EXHIBIT INDEX



Exhibit No.             Description

99.1                    Press Release dated September 29, 2006.